UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 21, 2016

Joy Global Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-09299	39-1566457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

(Address of principal executive offices and zip code)
100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
Registrant’s telephone number, including area code: 414-319-8500

(Former name or former address, if changed since last report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry Into a Material Definitive Agreement.

On July 21, 2016, Joy Global Inc., a Delaware corporation ("Joy Global"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Komatsu America Corp., a Georgia corporation ("Komatsu"), Pine Solutions Inc., a Delaware corporation and wholly owned subsidiary of Komatsu ("Merger Sub"), and (solely for the purposes specified in the Merger Agreement) Komatsu Ltd., a Japanese joint stock company.

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that (1) Merger Sub will be merged with and into Joy Global (the "Merger"), with Joy Global continuing as the surviving corporation in the Merger, and (2) at the effective time of the Merger, each outstanding share of common stock of Joy Global, par value $1.00 per share ("Common Stock") (other than Common Stock held in treasury by Joy Global, owned by a wholly owned subsidiary of Joy Global, owned, directly or indirectly, by Komatsu or Merger Sub or whose holder validly exercises appraisal rights under Delaware law) will be automatically converted into the right to receive $28.30 in cash, without interest (the "Merger Consideration").  The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251 of the Delaware General Corporation Law.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding Company option, restricted share unit award (excluding any restricted share unit award granted after the date of the Merger Agreement to any individual other than a non-employee director), and performance-based share award will be cancelled and converted into the right to receive a cash payment equal to the product of (a) the number of shares of Common Stock subject to such option or award as of the effective time of the Merger and (b) the Merger Consideration (or, in the case of an option, the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock subject to such option), less any applicable taxes. For outstanding performance-based share awards, the number of shares subject to the applicable reward will be one hundred percent (100%) of the "Target Number of Performance Shares" set forth in the award at the time of the grant. Each outstanding restricted share unit award granted after the date of the Merger Agreement to any individual other than a non-employee director will be converted into a long-term incentive award that entitles the holder to receive an aggregate fixed amount in cash equal to the Merger Consideration multiplied by the number of shares of Common Stock underlying the award as of the effective time, subject to the same vesting terms that applied to such award immediately prior to the effective time.

The Board of Directors of Joy Global has unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are in the best interests of Joy Global and its stockholders, (2) adopted, approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and (3) resolved to recommend that Joy Global's stockholders approve the Merger Agreement and the Merger and other transactions contemplated by the Merger Agreement.

Stockholders of Joy Global will be asked to vote on the approval of the Merger Agreement at a stockholders meeting that will be held on a date to be announced. The closing of the Merger is subject to various closing conditions, including (1) the approval of the Merger Agreement by holders representing a majority of the outstanding shares of Common Stock, (2) the receipt of specified required regulatory approvals in agreed jurisdictions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of any law or injunction prohibiting the consummation of the Merger, (4) the accuracy of each party's representations and warranties (generally subject to a "Material Adverse Effect" qualification), (5) each party's performance in all material respects of its obligations under the Merger Agreement and (6) no Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to Joy Global. The Merger is not subject to any financing condition.

Joy Global and Komatsu are required to use reasonable best efforts to take all actions necessary to complete the Merger, including that Joy Global and Komatsu must, if necessary to obtain the required or advisable antitrust approvals, (1) defend through litigation any claim asserted in any court that could impede the closing, subject to certain limitations specified in the Merger Agreement, and (2) divest, license or otherwise dispose of any of Joy Global's assets, product lines or businesses, or agree to any conduct restrictions, that produced revenues in the aggregate not exceeding $600 million. Komatsu is not required (a) to sell, divest or hold separate any of Komatsu's assets or business (as opposed to Joy Global's assets and business) or (b) to divest intellectual property in the SR Drive Technology, unless permitted to retain ownership of, or a worldwide royalty-free, unrestricted license to the SR Drive Technology to the extent of Joy Global's rights as of the closing.

Joy Global has made customary representations and warranties and agreed to customary covenants in the Merger Agreement, including, among others, covenants (1) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the completion of the Merger, (2) not to engage in certain types of transactions during this period without the prior written consent of Komatsu and (3) to convene and hold a meeting of its stockholders for the purpose of obtaining the stockholder approval.

The Merger Agreement contains customary non-solicitation restrictions prohibiting Joy Global, its affiliates, and its and their respective representatives from soliciting alternative acquisition proposals from third parties or providing information to or participating in discussions or negotiations with third parties regarding alternative acquisition proposals, subject to customary exceptions relating to proposals that would reasonably be expected to lead to a "Superior Company Proposal" (as defined in the Merger Agreement).

The Merger Agreement contains certain customary termination rights, including that either Joy Global or Komatsu may terminate the Merger Agreement if (1) the Merger is not completed on or prior to July 21, 2017, the End Date, subject to extension by either party for up to two sequential three-month periods for the purpose of obtaining regulatory approvals; (2) a governmental entity has issued a final and non-appealable order permanently enjoining or prohibiting the Merger (subject to certain limitations set forth in the Merger Agreement); or (3) the Merger Agreement is not approved by Joy Global's stockholders at the stockholder meeting.

The Merger Agreement also provides that, upon termination of the Merger Agreement in specified circumstances, Joy Global must pay to Komatsu a termination fee of $75 million. These specified circumstances include termination by either party due to Joy Global entering into an agreement in respect of a Superior Company Proposal (as defined in the Merger Agreement).

The Merger Agreement further provides that Komatsu will be required to pay Joy Global a termination fee of $150 million under specified circumstances, including where the agreement is terminated because the required regulatory approvals are not obtained by the End Date (as it may be extended) or because the transaction is enjoined in connection with any required regulatory approval.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and the terms of which are incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Joy Global. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Joy Global's public disclosures.

Item 8.01.                Other Events.

On July 21, 2016, Joy Global issued a press release announcing the entry by Joy Global and Komatsu into an Agreement and Plan of Merger pursuant to which, subject to the terms and conditions thereof, Komatsu will acquire Joy Global in a merger transaction for $28.30 in cash per share of Common Stock.

Also on July 21, 2016, Joy Global issued an Investor Presentation regarding the Merger Agreement.

Additional Information and Where to Find it

 Joy Global intends to file with the SEC a proxy statement in connection with the contemplated transactions. The definitive proxy statement will be sent or given to Joy Global stockholders and will contain important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC's website at www.sec.gov.

Certain Information Concerning Participants

 Joy Global and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Joy Global investors and security holders in connection with the contemplated transactions. Information about Joy Global's directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC's website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that Joy Global intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Information

 This communication contains forward-looking information about Joy Global, Komatsu America Corp., Komatsu Ltd. and the proposed transaction.  Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "could," "plan," "goal," "potential," "pro forma," "seek," "intend" or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Joy Global and its subsidiaries.  Joy Global cautions readers not to place undue reliance on these statements.  These forward-looking statements are subject to a variety of risks and uncertainties.  Consequently, actual results and experience may materially differ from those contained in any forward-looking statements.  Such risks and uncertainties include the following:  the failure to obtain Joy Global stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Joy Global and its management; the effect of announcement of the transaction on Joy Global's ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; fluctuations in the availability and prices of commodities; difficult global economic and capital markets conditions; risks associated with revenues from foreign markets; interruption, failure or compromise of Joy Global's information systems; and changes in the legal and regulatory environment. These risks and others are described in greater detail in Joy Global's Annual Report on Form 10-K for the fiscal year ended October 30, 2015, as well as in Joy Global's Quarterly Reports on Form 10-Q and other documents filed by Joy Global with the SEC after the date thereof.  Joy Global makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Item 9.01.              Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No. Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2016, by andamong Joy Global Inc., a Delaware corporation, Komatsu AmericaCorp., a Georgia corporation, Pine Solutions Inc., a Delawarecorporation and wholly owned subsidiary of Komatsu, and (solely for the purposes specified in the Merger Agreement) Komatsu Ltd., a Japanese joint stock company.*

99.1	Joy Global Press Release dated July 21, 2016.

99.2	Joy Global Investor Presentation dated July 21, 2016.

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.

	By:	/s/ Edward L. Doheny II
Name: Edward L. Doheny II
Title: President and Chief Executive Officer
Dated: July 21, 2016